UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2020
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00	WTM	New York Stock Exchange
per share		Bermuda Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 6, 2020, White Mountains Insurance Group, Ltd. issued a press release announcing its results for the three and nine months ended September 30, 2020. The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K.
Certain information included in the press release constitutes non-GAAP financial measures (as defined in Regulation G of the Securities and Exchange Commission). Specifically, there are ten non-GAAP financial measures: (i) adjusted book value per share, (ii) book value per share and adjusted book value per share that reflect (1) the effect of revaluing White Mountains’s investment in MediaAlpha as of September 30, 2020 using the IPO price of $19.00 per share and the reversal of a $124 million deferred tax liability (“DTL”) resulting from a related internal reorganization completed in advance of the MediaAlpha IPO in October, and (2) the effect of further revaluing White Mountains’s investment in MediaAlpha as of September 30, 2020 to the October month-end closing price of $33.83 per share, (iii) BAM’s gross written premiums and member surplus contributions (“MSC”) from new business, (iv) NSM’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), (v) NSM’s adjusted EBITDA, (vi) NSM’s pro forma adjusted EBITDA, (vii) Kudu’s EBITDA, (viii) Kudu’s adjusted EBITDA, (ix) Kudu’s annualized adjusted EBITDA, and (x) total consolidated portfolio return excluding MediaAlpha. These non-GAAP financial measures have been reconciled to their most comparable GAAP financial measures.
Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below. The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $149 million, $151 million, $157 million and $137 million less than the nominal GAAP carrying values as of September 30, 2020, June 30, 2020, December 31, 2019 and September 30, 2019, respectively. The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $136 million, $131 million, $119 million and $122 million as of September 30, 2020, June 30, 2020, December 31, 2019 and September 30, 2019 respectively. White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary. The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7 of Exhibit 99.1 to this Form 8-K.
The book value per share and adjusted book value per share included on page 1 of Exhibit 99.1 to this Form 8-K that reflect (i) the effect of revaluing White Mountains’s investment in MediaAlpha as of September 30, 2020 using the IPO price of $19.00 per share and the reversal of a $124 million deferred tax liability (“DTL”) resulting from a related internal reorganization completed in advance of the MediaAlpha IPO in October, and (ii) the effect of further revaluing White Mountains’s investment in MediaAlpha as of September 30, 2020 to the October month-end closing price of $33.83 per share, are non-GAAP financial measures. White Mountains believes these measures are useful to management and investors in analyzing the book value per share and adjusted book value per share of White Mountains because it reflects the value of its investment in MediaAlpha after giving effect to the MediaAlpha IPO and related internal reorganization. A reconciliation from GAAP to the amount reported is as follows:

	GAAP book value per share	Adjusted book value per share
GAAP book value per share and adjusted book value per share, respectively, reported as of September 30, 2020 (see reconciliation on page 7 of Exhibit 99.1 to this Form 8-K )	$1,098.56	$1,101.28
Effect of revaluation of investment in MediaAlpha using the IPO price of $19.00 per share (1)	(6.80)	(6.85)
Reversal of DTL as of September 30, 2020	39.95	40.20
Value per share including the revaluation of investment in MediaAlpha using the IPO price of $19.00 per share (1) and the reversal of the DTL as of September 30, 2020	1,131.71	1,134.63
Effect of revaluation of investment in MediaAlpha from the IPO price of $19.00 per share to the October month-end closing price of $33.83 per share	98.16	98.77
Value per share including the revaluation of investment in MediaAlpha using October month-end closing price of $33.83 per share (1) and the reversal of the DTL as of September 30, 2020	$1,229.87	$1,233.40
(1) Includes impact of (i) dilution from shares issued to MediaAlpha’s management concurrent with the IPO and (ii) underwriting fees paid on shares sold in the IPO.
Gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 15 of Exhibit 99.1 to this Form 8-K.
NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures. EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization from GAAP net income (loss). Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration earnout liabilities, (ii) non-cash equity-based compensation expense, (iii) impairments of intangible assets, (iv) acquisition-related transaction expenses, (v) fair value purchase accounting adjustment for deferred revenue, (vi) investments made in the development of new business lines and (vii) restructuring expenses. A description of each follows:
•Change in fair value of contingent consideration earnout liabilities - Earnout liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, earnout liabilities are initially recorded at fair value as part of purchase accounting, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to NSM’s management compensation emanating from the grants of equity units
•Impairments of intangible assets - Represents expense related to NSM’s write-off of intangible assets. For the periods presented, the impairments related primarily to NSM’s write-off of intangible assets in its U.K. vertical. The impairments related to lower premium volumes, including due to the impact of the COVID-19 pandemic, and certain reorganization initiatives in the U.K. vertical.
•Acquisition-related transaction expenses - Represents costs directly related to NSM’s transactions to acquire businesses, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Fair value purchase accounting adjustment for deferred revenue - Represents the amount of deferred revenue that had already been collected but subsequently written down in connection with establishing the fair value of deferred revenue as part of NSM’s purchase accounting for Embrace Pet Insurance.

•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments. For the periods presented, this adjustment relates primarily to NSM’s investment expenditures, net of revenues generated, in the organic development of (i) its pet insurance line and (ii) its MGA in the United Kingdom. In 2019, NSM decided to cease investment in the organic development of its pet insurance line and, instead, to acquire Embrace Pet Insurance.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies.
Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also includes the earnings of acquired businesses for the period of time over the previous twelve months that the businesses were not owned by White Mountains. White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of NSM’s business as of the end of the period for a full 12 month period. See page 16 of Exhibit 99.1 to this Form 8-K for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.
Kudu’s EBITDA, adjusted EBITDA and annualized adjusted EBITDA are non-GAAP financial measures. EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization of other intangible assets from GAAP net income (loss). Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net unrealized investment (gains) losses on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) acquisition-related transaction expenses. A description of each adjustment follows:
•Net unrealized investment (gains) losses - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP.
•Non-cash equity-based compensation expense Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Acquisition-related transaction expenses - Represents costs directly related to Kudu’s transactions to acquire revenue and earnings participation contracts, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.
Annualized adjusted EBITDA is a non-GAAP financial measure that annualizes revenues related to Kudu’s earnings and revenue participation contracts that were in place as of the end of the 12 month period but were not in effect for the full 12 month period. The amount added was calculated on a contract-by-contract basis by annualizing the revenues received for the partial 12 month period. For example, if a participation contract was in effect for four months, the amount added equals twice that amount. White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of Kudu’s business as of the end of the period for a full 12 month period. See page 17 of Exhibit 99.1 to this Form 8-K for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.
Total consolidated portfolio returns excluding MediaAlpha is a non-GAAP financial measure that removes the net investment income and unrealized investment gains from White Mountains’s investment in MediaAlpha in the third quarter and first nine months of 2020 and 2019. White Mountains believes this measure to be useful to management and investors by making the returns in the prior period comparable to the current period. A reconciliation from GAAP to the reported percentage is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total consolidated portfolio returns	13.5%	3.1%	15.4%	15.9%
Remove MediaAlpha	(10.7)%	(1.3)%	(12.6)%	(6.0)%
Total consolidated portfolio returns - excluding MediaAlpha	2.8%	1.8%	2.8%	9.9%

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press Release of White Mountains Insurance Group, Ltd. dated November 6, 2020, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
November 6, 2020	By:	/s/ J. BRIAN PALMER J. Brian Palmer Managing Director and Chief Accounting Officer

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